Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Second Quarter 2022 Results

For Release July 28, 2022

●	Second quarter 2022 net income of $53.9 million increased 5% compared to the second quarter of 2021 and increased 8% compared to the first quarter of 2022

●	Second quarter 2022 diluted earnings per common share of $1.11 increased 5% compared to the second quarter of 2021 and increased 9% compared to the first quarter of 2022

●	Total assets of $11.1 billion increased 15%, compared to March 31, 2022, and decreased 2% compared to December 31, 2021

●	Return on average assets was 2.20% in the second quarter of 2022 compared to 2.14% in the second quarter of 2021 and 1.92% in the first quarter of 2022

●	Net interest margin was 3.03% in the second quarter of 2022 compared to 2.75% in the second quarter of 2021 and 2.62% in the first quarter of 2022

●	Tangible book value per common share of $19.70 increased 25% compared to $15.73 in the second quarter of 2021 and increased 5% compared to $18.70 in the first quarter of 2022

●	Credit quality remained strong, as nonperforming loans represented 0.07% of loans receivable compared to 0.08% at March 31, 2022 and 0.01% at December 31, 2021

●	During the second quarter 2022, the Company repurchased $3.9 million of its common shares

●	On May 5, 2022, the Company completed a $214 million Commercial Mortgage Backed Securities (CMBS) securitization of 14 multifamily mortgage loans secured by 24 mortgaged properties through a Freddie Mac-sponsored Q-Series transaction

CARMEL, Indiana – (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana, today reported second quarter 2022 net income of $53.9 million, or diluted earnings per common share of $1.11. This compared to $51.4 million, or diluted earnings per common share of $1.06 in the second quarter of 2021, and compared to $50.1 million, or diluted earnings per common share of $1.02 in the first quarter of 2022.

“We have continued to successfully manage our capital, liquidity, and resources to maximize returns in the second quarter as we expanded the reach of our products and services, while also minimizing our credit risk. With a tangible book value of $19.70 per share, an industry-leading return on average assets of 2.20% and efficiency ratio of 29.6% in the quarter, we have established significant momentum and anticipate continued strength in the second half of 2022 and beyond,” said Michael F. Petrie, Chairman and CEO of Merchants.

Michael J. Dunlap, President and Chief Operating Officer of Merchants, added, “Achieving these superior results can be attributable to the tremendous efforts of our employees who operate with an entrepreneurial spirit and focus on continuous improvement. Their successes have led to an expansion of our business platforms in a unique and powerful way that has benefited all our customers. We also believe that we are still in the early stages of reaping all the revenue opportunities from our investments.”

Net income of $53.9 million for the second quarter 2022 increased by $2.5 million, or 5%, compared to the second quarter of 2021, primarily driven by a $16.8 million, or 23%, increase in interest income and a $7.0 million higher fair market value adjustment to mortgage servicing rights. These increases were partially offset by a $9.2 million increase in interest expense, a $6.5 million increase in the provision for credit losses, a $4.8 million increase in noninterest expense, and a $3.6 million decrease in gain on sale of loans.

Net income for the second quarter 2022 increased by $3.8 million, or 8%, compared to the first quarter of 2022, primarily driven by a $13.2 million, or 17%, increase in interest income and a $3.6 million increase in gain on sale of loans. These increases were partially offset by a $7.0 million increase in interest expense, a $3.8 million increase in the provision for credit losses, and a $1.9 million increase in noninterest expense.

Total Assets

Total assets of $11.1 billion at June 30, 2022 increased 15%, compared to March 31, 2022, and decreased 2%, compared to December 31, 2021. Both periods reflected significant increases in loans, primarily from growth in the multi-family and healthcare financing portfolio.

Return on average assets was 2.20% for the second quarter of 2022 compared to 1.92% for the first quarter of 2022 and 2.14% for the second quarter of 2021.

Page | 2

Asset Quality

The allowance for credit losses on loans of $37.5 million at June 30, 2022 increased $5.3 million compared to March 31, 2022 and increased $6.1 million compared to December 31, 2021. The increases compared to both periods were primarily from growth in the multi-family and healthcare loan portfolios and also reflected a contingent reserve related to a Freddie Mac-sponsored Q-Series securitization transaction. As of June 30, 2022, the Company had one loan remaining in a COVID-19 payment deferral arrangement, with an unpaid balance of $36.8 million.

Non-performing loans were $4.8 million, or 0.07%, of loans receivable at June 30, 2022, compared to compared to 0.08% at March 31, 2022 and 0.01% at December 31, 2021.

Total Deposits

Total deposits of $8.3 billion at June 30, 2022 increased $823.9 million, or 11%, compared to March 31, 2022, and decreased $682.9 million, or 8%, compared to December 31, 2021. The increase compared to March 31, 2022 was primarily due to an increase in brokered certificates of deposits.

Total brokered deposits of $1.2 billion at June 30, 2022 increased $844.8 million, or 222%, from March 31, 2022 and decreased $935.1 million, or 43%, from December 31, 2021. Brokered deposits represented 15% of total deposits at June 30, 2022 compared to 5% of total deposits at March 31, 2022 and 24% of total deposits at December 31, 2021.

The Company continues to offer new products, such as adjustable-rate certificates of deposits, to minimize interest rate risks by aligning the rate and duration characteristics of its deposit and loan portfolios.

Liquidity

Cash balances of $258.1 million at June 30, 2022 decreased by $153.4 million compared to March 31, 2022 and decreased by $774.5 million compared to December 31, 2021. The Company continues to have significant borrowing capacity, with unused lines of credit totaling $1.7 billion at June 30, 2022 compared to $2.2 billion at March 31, 2022 and $2.4 billion at December 31, 2021. This liquidity enhances the ability to effectively manage interest expense and asset levels in the future. Additionally, the Company’s business model is designed to continuously sell a significant portion of its loans, which provides flexibility in managing its liquidity.

Page | 3

Comparison of Operating Results for the Three Months Ended June 30, 2022 and 2021

Net Interest Income of $72.0 million increased $7.6 million, or 12% compared to $64.4 million, reflecting higher yields and average balances on loans and loans held for sale that were partially offset by higher interest rates and average balances of deposits and borrowings.

●	Interest rate spread of 2.90% increased 22 basis points compared to 2.68%.

●	Net interest margin of 3.03% increased 28 basis points compared to 2.75%.

Interest Income of $89.3 million increased 23% compared to $72.4 million, reflecting an increase in both yields and average balances of loans and loans held for sale, driven by increases in the multi-family and healthcare portfolios.

●	Average balances of $8.6 billion for loans and loans held for sale increased $737.5 million, or 9%, compared to $7.9 billion.

●	Average yield on loans and loans held for sale of 3.99% increased 53 basis points compared to 3.46%.

Interest Expense of $17.2 million increased $9.2 million, or 115%, compared to $8.0 million. Interest expense on deposits of $14.8 million increased $8.1 million, or 121%, compared $6.7 million, reflecting higher rates on interest bearing checking and money market accounts.

●	Average balances of $7.4 billion for interest-bearing deposits decreased $33.9 million, essentially unchanged compared to $7.4 billion.

●	Average interest rates of 0.81% for interest-bearing deposits increased 45 basis points compared to 0.36%.

Noninterest Income of $39.2 million increased $6.3 million, or 19%, compared to $32.9 million, primarily due to a $7.9 million increase in loan servicing fees, partially offset by a $3.6 million decrease in gain on sale of loans.

●	Loan servicing fees included a $7.7 million positive fair market value adjustment to mortgage servicing rights, of which $1.1 million was in the Banking segment and $6.6 million was in the Multi-family Mortgage Banking segment. This compared to a $0.7 million positive fair market value adjustment to mortgage servicing rights, of which $0.6 million was in the Banking segment and $0.1 million was in the Multi-family Mortgage Banking segment.

●	Syndication and asset management fees of $1.6 million more than tripled and are becoming a meaningful source of noninterest income growth.

Page | 4

Noninterest Expense of $33.0 million increased $4.8 million, or 17%, compared to $28.2 million, primarily due to increases in salaries and employee benefits to support business growth.

●	The efficiency ratio of 29.6% increased 66 basis points compared to 29.0%.

Comparison of Operating Results for the Three Months Ended June 30, 2022 and March 31, 2022

Net Interest Income of $72.0 million increased $6.3 million, or 10% compared to $65.7 million, reflecting higher yields and average balances on loans and loans held for sale that were partially offset by higher interest rates on deposits and borrowings.

●	Interest rate spread of 2.90% increased 35 basis points compared to 2.55%.

●	Net interest margin of 3.03% increased 41 basis points compared to 2.62%.

Interest Income of $89.3 million increased $13.3 million, or 17%, compared to $76.0 million, reflecting an increase in yields and average balances of loans and loans held for sale, driven by increases in the multi-family and healthcare portfolios.

●	Average balances of $8.6 billion for loans and loans held for sale increased $593.4 million, or 7%, compared to $8.0 billion.

●	Average yield on loans and loans held for sale of 3.99% increased 35 basis points compared to 3.64%.

Interest Expense of $17.2 million increased 68% compared to $10.3 million. Interest expense on deposits of $14.8 million increased $6.0 million, or 68%, compared to $8.8 million, reflecting higher interest rates on interest bearing checking and money market accounts.

●	Average balances of $7.4 billion for interest-bearing deposits decreased $682.5 million, or 8%, compared to $8.0 billion.

●	Average interest rates of 0.81% for interest-bearing deposits increased 37 basis points compared to 0.44%.

Noninterest Income of $39.2 million increased $4.6 million, or 13%, compared $34.6 million, primarily due to a $3.6 million, or 20%, increase in gain on sale of loans.

●	Loan servicing fees included a $7.7 million positive fair market value adjustment to servicing rights, of which $1.1 million was in the Banking segment and $6.6 million was in the Multi-family Mortgage Banking segment. This compared to a $7.6 million positive fair market value adjustment to servicing rights, of which $4.3 million was in the Banking segment and $3.3 million was in the Multi-family Mortgage Banking segment.

Page | 5

●	Syndication and asset management fees of $1.6 million more than tripled and are becoming a meaningful source of noninterest income growth.

Noninterest Expense of $33.0 million increased 6% compared to $31.0 million, primarily due to increases in salaries and employee benefits to support business growth.

●	The efficiency ratio of 29.6% decreased 129 basis points compared to 30.9%.

About Merchants Bancorp

Ranked as a top performing U.S. public bank by S&P Global Market Intelligence, Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business, including multi-family housing and healthcare facility financing and servicing; mortgage warehouse financing; retail and correspondent residential mortgage banking; agricultural lending; and traditional community banking. Merchants Bancorp, with $11.1 billion in assets and $8.3 billion in deposits as of June 30, 2022, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Farmers-Merchants Bank of Illinois, Merchants Capital Servicing, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbancorp.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control, such as the potential impacts of the COVID-19 pandemic. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of the COVID-19 pandemic, such as the severity, magnitude, duration and businesses’ and governments’ responses thereto, on the Company’s operations and personnel, and on activity and demand across its businesses, and other factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Page | 6

MEDIA CONTACT: REBECCA MARSH

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

INVESTOR CONTACT: JOHN MACKE

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

Page | 7

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	June 30	March 31	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Assets
Cash and due from banks	$10,714	$9,853	$14,030	$14,352	$13,745
Interest-earning demand accounts	247,432	401,668	1,018,584	788,224	388,304
Cash and cash equivalents	258,146	411,521	1,032,614	802,576	402,049
Securities purchased under agreements to resell	3,520	4,798	5,888	5,923	6,507
Mortgage loans in process of securitization	323,046	324,280	569,239	634,027	461,914
Available for sale securities	336,814	314,266	310,629	301,119	315,260
Federal Home Loan Bank (FHLB) stock	39,130	28,804	29,588	70,767	70,767
Loans held for sale (includes $16,801, $14,567, $48,583, $26,296 and $26,623, respectively, at fair value)	2,759,116	2,289,094	3,303,199	3,453,279	2,955,390
Loans receivable, net of allowance for credit losses on loans of $37,474, $32,102, $31,344, $29,134 and $28,696, respectively	7,033,203	5,976,960	5,751,319	5,431,227	5,444,227
Premises and equipment, net	35,085	34,559	31,212	31,423	31,384
Servicing rights	130,710	121,036	110,348	105,473	98,331
Interest receivable	26,184	23,499	24,103	21,894	22,068
Goodwill	15,845	15,845	15,845	15,845	15,845
Intangible assets, net	1,441	1,574	1,707	1,843	1,990
Other assets and receivables	123,815	104,356	92,947	76,637	55,800
Total assets	$11,086,055	$9,650,592	$11,278,638	$10,952,033	$9,881,532
Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$444,461	$461,193	$641,442	$824,118	$814,567
Interest-bearing	7,855,277	7,014,628	8,341,171	8,123,201	7,225,011
Total deposits	8,299,738	7,475,821	8,982,613	8,947,319	8,039,578
Borrowings	1,440,904	879,929	1,033,954	809,136	701,373
Deferred and current tax liabilities, net	19,414	30,695	19,170	21,681	18,819
Other liabilities	97,460	75,644	87,492	64,019	62,698
Total liabilities	9,857,516	8,462,089	10,123,229	9,842,155	8,822,468
Commitments and Contingencies
Shareholders' Equity
Common stock, without par value Authorized - 75,000,000 shares, 50,000,000 shares, 50,000,000 shares, 50,000,000 shares and 50,000,000 shares
Issued and outstanding - 43,106,505 shares, 43,267,776 shares, 43,180,079 shares, 43,178,061 shares and 43,175,399 shares	136,671	137,882	137,565	137,200	136,836
Preferred stock, without par value - 5,000,000 total shares authorized
7% Series A Preferred stock - $25 per share liquidation preference
Authorized - 3,500,000 shares
Issued and outstanding - 2,081,800 shares	50,221	50,221	50,221	50,221	50,221
6% Series B Preferred stock - $1,000 per share liquidation preference
Authorized - 125,000 shares
Issued and outstanding - 125,000 shares (equivalent to 5,000,000 depositary shares)	120,844	120,844	120,844	120,844	120,844
6% Series C Preferred stock - $1,000 per share liquidation preference
Authorized - 250,000 shares
Issued and outstanding - 196,181 shares (equivalent to 7,847,233 depositary share)	191,084	191,084	191,084	191,084	191,084
Retained earnings	737,789	694,776	657,149	610,267	560,083
Accumulated other comprehensive income	(8,070)	(6,304)	(1,454)	262	(4)
Total shareholders' equity	1,228,539	1,188,503	1,155,409	1,109,878	1,059,064
Total liabilities and shareholders' equity	$11,086,055	$9,650,592	$11,278,638	$10,952,033	$9,881,532

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended			Change
	June 30,	March 31,	June 30,	2Q22	2Q22
	2022	2022	2021	vs. 1Q22	vs. 2Q21
Interest Income
Loans	$85,994	$72,196	$68,276	19%	26%
Mortgage loans in process of securitization	1,449	2,245	2,724	-35%	-47%
Investment securities:
Available for sale - taxable	917	701	833	31%	10%
Available for sale - tax exempt	—	—	9	—	-100%
Federal Home Loan Bank stock	284	269	392	6%	-28%
Other	626	601	204	4%	207%
Total interest income	89,270	76,012	72,438	17%	23%
Interest Expense
Deposits	14,768	8,813	6,683	68%	121%
Borrowed funds	2,471	1,474	1,348	68%	83%
Total interest expense	17,239	10,287	8,031	68%	115%
Net Interest Income	72,031	65,725	64,407	10%	12%
Provision (credit) for credit losses	6,212	2,451	(315)	153%	-2072%
Net Interest Income After Provision for Credit Losses	65,819	63,274	64,722	4%	2%
Noninterest Income
Gain on sale of loans	21,564	17,965	25,122	20%	-14%
Loan servicing fees, net	9,607	9,731	1,727	-1%	456%
Mortgage warehouse fees	1,350	1,858	3,079	-27%	-56%
Syndication and asset management fees	1,599	614	480	160%	233%
Other income	5,051	4,429	2,447	14%	106%
Total noninterest income	39,171	34,597	32,855	13%	19%
Noninterest Expense
Salaries and employee benefits	22,475	21,293	18,869	6%	19%
Loan expenses	1,184	1,211	1,921	-2%	-38%
Occupancy and equipment	2,011	1,814	1,808	11%	11%
Professional fees	1,594	1,303	779	22%	105%
Deposit insurance expense	670	759	651	-12%	3%
Technology expense	1,304	1,236	971	6%	34%
Other expense	3,719	3,417	3,184	9%	17%
Total noninterest expense	32,957	31,033	28,183	6%	17%
Income Before Income Taxes	72,033	66,838	69,394	8%	4%
Provision for income taxes	18,098	16,696	17,977	8%	1%
Net Income	$53,935	$50,142	$51,417	8%	5%
Dividends on preferred stock	(5,729)	(5,728)	(5,659)	—	1%
Net Income Allocated to Common Shareholders	$48,206	$44,414	$45,758	9%	5%
Basic Earnings Per Share	$1.12	$1.03	$1.06	9%	6%
Diluted Earnings Per Share	$1.11	$1.02	$1.06	9%	5%
Weighted-Average Shares Outstanding
Basic	43,209,824	43,190,066	43,174,220
Diluted	43,335,211	43,360,034	43,311,488

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Six Months Ended
	June 30,	June 30,
	2022	2021	Change
Interest Income
Loans	$158,190	$143,793	10%
Mortgage loans in process of securitization	3,694	5,860	-37%
Investment securities:
Available for sale - taxable	1,618	1,187	36%
Available for sale - tax exempt	—	20	-100%
Federal Home Loan Bank stock	553	776	-29%
Other	1,227	351	250%
Total interest income	165,282	151,987	9%
Interest Expense
Deposits	23,581	12,783	84%
Borrowed funds	3,945	2,834	39%
Total interest expense	27,526	15,617	76%
Net Interest Income	137,756	136,370	1%
Provision for credit losses	8,663	1,348	543%
Net Interest Income After Provision for Credit Losses	129,093	135,022	-4%
Noninterest Income
Gain on sale of loans	39,529	53,742	-26%
Loan servicing fees, net	19,338	9,678	100%
Mortgage warehouse fees	3,208	7,195	-55%
Syndication and asset management fees	2,213	535	314%
Other income	9,480	5,641	68%
Total noninterest income	73,768	76,791	-4%
Noninterest Expense
Salaries and employee benefits	43,768	40,143	9%
Loan expenses	2,395	4,444	-46%
Occupancy and equipment	3,825	3,435	11%
Professional fees	2,897	1,201	141%
Deposit insurance expense	1,429	1,322	8%
Technology expense	2,540	1,908	33%
Other expense	7,136	5,814	23%
Total noninterest expense	63,990	58,267	10%
Income Before Income Taxes	138,871	153,546	-10%
Provision for income taxes	34,794	40,146	-13%
Net Income	$104,077	$113,400	-8%
Dividends on preferred stock	(11,457)	(9,416)	22%
Net Income Allocated to Common Shareholders	$92,620	$103,984	-11%
Basic Earnings Per Share	$2.14	$2.41	-11%
Diluted Earnings Per Share	$2.14	$2.40	-11%
Weighted-Average Shares Outstanding
Basic	43,220,198	43,166,223
Diluted	43,367,875	43,293,599

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Three Months Ended			Change
	June 30,	March 31,	June 30,	2Q22		2Q22
	2022	2022	2021	vs. 1Q22		vs. 2Q21
Noninterest expense	$32,957	$31,033	$28,183	6%		17%

Net interest income (before provision for credit losses)	72,031	65,725	64,407	10%		12%
Noninterest income	39,171	34,597	32,855	13%		19%
Total income	$111,202	$100,322	$97,262	11%		14%

Efficiency ratio	29.64%	30.93%	28.98%	(129	)bps	66	bps

Average assets	$9,820,878	$10,436,448	$9,609,957	-6%		2%
Net income	$53,935	$50,142	$51,417	8%		5%
Return on average assets before annualizing	0.55%	0.48%	0.54%
Annualization factor	4.00	4.00	4.00
Return on average assets	2.20%	1.92%	2.14%	28	bps	6	bps

Return on average tangible common shareholders' equity (1)	23.05%	22.37%	27.61%	68	bps	(456	)bps

Tangible book value per common share (1)	$19.70	$18.70	$15.73	5%		25%

Tangible common shareholders' equity/tangible assets (1)	7.67%	8.40%	6.88%	(73	)bps	79	bps

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Three Months Ended			Change
	June 30,	March 31,	June 30,	2Q22		2Q22
	2022	2022	2021	vs. 1Q22		vs. 2Q21
Net income	$53,935	$50,142	$51,417	8%		5%
Less: preferred stock dividends	(5,729)	(5,728)	(5,659)	—		1%
Net income available to common shareholders	$48,206	$44,414	$45,758	9%		5%

Average shareholders' equity	$1,215,891	$1,173,837	$1,031,246	4%		18%
Less: average goodwill & intangibles	(17,361)	(17,495)	(17,916)	-1%		-3%
Less: average preferred stock	(362,149)	(362,149)	(350,320)	—		3%
Tangible common shareholders' equity	$836,381	$794,193	$663,010	5%		26%

Annualization factor	4.00	4.00	4.00
Return on average tangible common shareholders' equity	23.05%	22.37%	27.61%	69	bps	(455	)bps

Total equity	$1,228,539	$1,188,503	$1,059,064	3%		16%
Less: goodwill and intangibles	(17,286)	(17,419)	(17,835)	-1%		-3%
Less: preferred stock	(362,149)	(362,149)	(362,149)	—		—
Tangible common shareholders' equity	$849,104	$808,935	$679,080	5%		25%

Assets	$11,086,055	$9,650,592	$9,881,532	15%		12%
Less: goodwill and intangibles	(17,286)	(17,419)	(17,835)	-1%		-3%
Tangible assets	$11,068,769	$9,633,173	$9,863,697	15%		12%

Ending common shares	43,106,505	43,267,776	43,175,399	—		—

Tangible book value per common share	$19.70	$18.70	$15.73	5%		25%
Tangible common shareholders' equity/tangible assets	7.67%	8.40%	6.88%	(73	)bps	79	bps

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Six Months Ended
	June 30,	June 30,
	2022	2021	Change
Noninterest expense	$63,990	$58,267	10%

Net interest income (before provision for credit losses)	137,756	136,370	1%
Noninterest income	73,768	76,791	-4%
Total income	$211,524	$213,161	-1%

Efficiency ratio	30.25%	27.33%	292	bps

Average assets	$10,126,963	$9,780,487	4%
Net income	$104,077	$113,400	-8%
Return on average assets before annualizing	1.03%	1.16%
Annualization factor	2.00	2.00
Return on average assets	2.06%	2.32%	(26	)bps

Return on average tangible common shareholders' equity (1)	22.72%	32.72%	(1,000	)bps

Tangible book value per common share (1)	$19.70	$15.73	25%

Tangible common shareholders' equity/tangible assets (1)	7.67%	6.88%	79	bps

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Six Months Ended
	June 30,	June 30,
	2022	2021	Change
Net income	$104,077	$113,400	-8%
Less: preferred stock dividends	(11,457)	(9,416)	22%
Net income available to common shareholders	$92,620	$103,984	-11%

Average shareholders' equity	$1,194,981	$942,566	27%
Less: average goodwill & intangibles	(17,428)	(17,986)	-3%
Less: average preferred stock	(362,149)	(289,058)	25%
Tangible common shareholders' equity	$815,404	$635,522	28%

Annualization factor	2.00	2.00
Return on average tangible common shareholders' equity	22.72%	32.72%	(1,000	)bps

Total equity	$1,228,539	$1,059,064	16%
Less: goodwill and intangibles	(17,286)	(17,835)	-3%
Less: preferred stock	(362,149)	(362,149)	0%
Tangible common shareholders' equity	$849,104	$679,080	25%

Assets	$11,086,055	$9,881,532	12%
Less: goodwill and intangibles	(17,286)	(17,835)	-3%
Tangible assets	$11,068,769	$9,863,697	12%

Ending common shares	43,106,505	43,175,399	—

Tangible book value per common share	$19.70	$15.73	25%
Tangible common shareholders' equity/tangible assets	7.67%	6.88%	79	bps

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-bearing deposits, and other	$367,540	$910	0.99%	$1,460,486	$870	0.24%	$788,002	$596	0.30%
Securities available for sale - taxable	330,759	917	1.11%	305,600	701	0.93%	285,536	833	1.17%
Securities available for sale - tax exempt	—	—		—	—		1,363	9	2.65%
Mortgage loans in process of securitization	198,349	1,449	2.93%	349,027	2,245	2.61%	416,559	2,724	2.62%
Loans and loans held for sale	8,643,276	85,994	3.99%	8,049,877	72,196	3.64%	7,905,766	68,276	3.46%
Total interest-earning assets	9,539,924	89,270	3.75%	10,164,990	76,012	3.03%	9,397,226	72,438	3.09%
Allowance for credit losses on loans	(33,401)			(31,023)			(28,778)
Noninterest-earning assets	314,355			302,481			241,509
Total assets	$9,820,878			$10,436,448			$9,609,957

Liabilities & Shareholders' Equity:

Interest-bearing checking	3,849,876	6,945	0.72%	4,015,709	2,204	0.22%	4,473,251	1,362	0.12%
Savings deposits	238,944	62	0.10%	230,702	33	0.06%	205,884	38	0.07%
Money market	2,626,973	6,567	1.00%	2,710,961	5,252	0.79%	2,197,750	4,175	0.76%
Certificates of deposit	639,556	1,194	0.75%	1,080,438	1,324	0.50%	512,316	1,108	0.87%
Total interest-bearing deposits	7,355,349	14,768	0.81%	8,037,810	8,813	0.44%	7,389,201	6,683	0.36%

Borrowings	749,628	2,471	1.32%	589,597	1,474	1.01%	523,942	1,348	1.03%
Total interest-bearing liabilities	8,104,977	17,239	0.85%	8,627,407	10,287	0.48%	7,913,143	8,031	0.41%

Noninterest-bearing deposits	402,328			518,140			590,886
Noninterest-bearing liabilities	97,682			117,064			74,682
Total liabilities	8,604,987			9,262,611			8,578,711

Shareholders' equity	1,215,891			1,173,837			1,031,246

Total liabilities and shareholders' equity	$9,820,878			$10,436,448			$9,609,957

Net interest income		$72,031			$65,725			$64,407

Net interest spread			2.90%			2.55%			2.68%

Net interest-earning assets	$1,434,947			$1,537,583			$1,484,083

Net interest margin			3.03%			2.62%			2.75%

Average interest-earning assets to average interest-bearing liabilities			117.70%			117.82%			118.75%

Supplemental Results

(Unaudited)

($ in thousands)

	Net Income			Net Income
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2022	2022	2021	2022	2021
Segment
Multi-family Mortgage Banking	$19,556	$11,492	$10,971	$31,048	$22,932
Mortgage Warehousing	11,868	13,159	21,448	25,027	50,631
Banking	25,932	28,764	21,741	54,696	44,766
Other	(3,421)	(3,273)	(2,743)	(6,694)	(4,929)
Total	$53,935	$50,142	$51,417	$104,077	$113,400

	Total Assets
	June 30,	March 31,	December 31,
	2022	2022	2021
Segment
Multi-family Mortgage Banking	$330,676	$293,286	$296,129
Mortgage Warehousing	2,836,998	2,863,907	3,977,537
Banking	7,835,152	6,409,943	6,929,565
Other	83,229	83,456	75,407
Total	$11,086,055	$9,650,592	$11,278,638

	Gain on Sale of Loans			Gain on Sale of Loans
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2022	2022	2021	2022	2021
Loan Type
Multi-family	19,623	$14,953	$21,408	$34,576	$44,244
Single-family	406	457	1,872	863	6,085
Small Business Association (SBA)	1,535	2,555	1,842	4,090	3,413
Total	$21,564	$17,965	$25,122	$39,529	$53,742

	Loans Receivable and Loans Held for Sale
	June 30,	March 31,	December 31,
	2022	2022	2021
Mortgage warehouse lines of credit	$900,585	$752,447	$781,437
Residential real estate	876,652	858,325	843,101
Multi-family financing	3,236,917	2,876,005	2,702,042
Healthcare financing	1,262,424	850,751	826,157
Commercial and commercial real estate	695,158	567,971	520,199
Agricultural production and real estate	90,070	90,688	97,060
Consumer and margin loans	8,871	12,875	12,667
	7,070,677	6,009,062	5,782,663
Less: Allowance for credit losses on loans	37,474	32,102	31,344
Loans receivable	$7,033,203	$5,976,960	$5,751,319

Loans held for sale	2,759,116	2,289,094	3,303,199
Total loans, net of allowance	$9,792,319	$8,266,054	$9,054,518